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                                                                   Exhibit 10.61

                                    AMENDED
                                    RENEWAL
                                PROMISSORY NOTE
                                 (this "Note")



$14,341,256.00                                          Date:  December 2, 1997



     FOR VALUE RECEIVED, the undersigned, Polyphase Corporation (the "Borrower"), promises to pay to the order of Harold Estes ("Lender"), at Lufkin, Texas, the principal sum of Fourteen Million Three Hundred Forty One Thousand Two Hundred Fifty Six and 00/100 Dollars ($14,341,256.00), upon the following terms:

     1.    Interest.  The unpaid principal balance hereof shall be due and
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payable on the Maturity Date (as hereafter defined), with interest thereon at the rate of sixteen percent (16%) per annum. Notwithstanding anything to the contrary contained herein, past due principal and interest shall bear interest at the rate of interest equal to the lesser of (a) eighteen percent (18%) per annum or (b) the Maximum Lawful Rate. Interest shall be calculated at a daily rate equal to 1/365th of the applicable annual percentage rate. The "Maximum Lawful Rate" shall mean the maximum rate of interest from time to time permitted under federal or state laws now or hereafter applicable to this Note, after taking into account, to the extent required by applicable law, any and all relevant changes and calculations.

     2.    Payment of Principal and interest.  The entire unpaid principal
           ---------------------------------
amount of this Note shall be due and payable on April 6, 1998 (the "Maturity Date").

     If any installment of principal on this Note shall become due on a Saturday, Sunday or other day on which national banks are not open for business, such payment shall be due on the next succeeding business day. Each payment hereunder (including any prepayment) received by Lender shall be applied first to the payment of accrued interest due hereunder, if any, and then to the reduction of the unpaid principal balance hereof. After the occurrence and during the continuation of any event of default (as hereinafter defined), any payment hereunder received by Lender may be applied in any manner as Lender determines, in his sole discretion.

     3.    Prepayment.  The Borrower may, at its option upon five business days
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notice, prepay the outstanding amount of this Note, in whole or in part, with accrued interest but without any premium or other prepayment fee.

     4.    Security.  The indebtedness evidenced hereby is secured by: (i) that
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certain Pledge Agreement dated June 24, 1994, as amended, between Borrower, as pledgor, and Lender, as secured party (the "Pledge Agreement"), whereby Borrower grants to Lender a first and prior lien and security interest in and upon the Pledge Stock (as defined in the Pledge Agreement) and (ii) that certain Security Agreement, as amended, dated June 24, 1994 between Texas Timberjack, Inc., a Texas corporation, as debtor (the "Company"), and Lender, as secured party (the "Security Agreement"), whereby the Company grants to Lender a lien and security interest in and upon all of the Assets (as defined in the Security Agreement) of the Company.

     5.    Events of Default: Remedies.  Each of the following shall
           ---------------------------
constitute an event of default hereunder:

     a.    Borrower's failure to make any payment hereunder when due;

     b.    Borrower's default under the terms and conditions of the Pledge
           Agreement;

     c. The Company's default under the terms and conditions of the Security Agreement;

     d. A decree or order by a court of competent jurisdiction shall have been entered either: (i) adjudging Borrower or the Company a bankrupt or insolvent, or (ii) approving a petition seeking reorganization or arrangement of the Borrower under state or federal law, or (iii) appointing for the Borrower or the Company a receiver, liquidator or trustee or assignee in bankruptcy or insolvency or any receiver of all or any substantial portion of its property, and such decree or order shall continue in force for a period of more than thirty days; or

     e. The Borrower or the Company shall institute any proceeding to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy or reorganization petition against it, or shall consent to the appointment of a receiver, liquidator, or trustee or assignee in bankruptcy or insolvency or any receiver of all or any substantial portion of its property, or Borrower makes a general assignment for the benefit of creditors or admits in writing its inability to pay its debts as they become due.

Upon the occurrence of any event of default, this Note, without notice or demand by Lender, shall become immediately due and payable. Upon the occurrence of an event of default Lender will be entitled to any and all remedies described in the Pledge Agreement and/or the Security Agreement, which remedies are incorporated herein for all purposes, and all other remedies available at law or in equity.

     6.    Cumulative Rights.  No delay on the part of the holder of this Note
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in the exercise of any power or right under this Note or any other agreement, instrument or document executed pursuant hereto or in connection herewith shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by the holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

     7.    Waiver.  Borrower and each surety, endorser, guarantor and other
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party ever liable for payment of any part hereof jointly and severally waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration and notice of protest and nonpayment, and agree that their liability on this Note shall not be affected by, and hereby consent to any renewal or extension in the time of payment hereof, any indulgences or any release or change on any security for the payment of this Note.

     8.    Usury.  Regardless of any provisions contained in this Note or in any
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other documents and instruments referred to herein, Lender shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on this Note any amount in excess of the Maximum Lawful Rate, and in the event Lender ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid, principal balance of this Note, and, if the principal balance of this note is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Lawful Rate, Borrower and Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and
(ii) exclude voluntary prepayments and the effect thereof; and (iii) amortize, prorate, allocate, and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout the term of this Note; provided that if this Note is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received during the actual period of existence thereof exceeds the Maximum Lawful Rate, the holder of this Note shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount due thereunder, and in such event, no holder of this Note shall be subject to any penalties provided by any laws for contracting for, charging for, or

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

receiving interest in excess of the Maximum Lawful Rate.

     If at any time and from time to time Lender is prevented from collecting the rate of interest and the fees specified in this Note, by applicable law or governmental regulation, it shall be entitled to recoup the amount it would have otherwise been able to collect when such recoupment will not violate such applicable law or governmental regulation. Such recoupment shall be accomplished by the Borrower paying interest at the Maximum Lawful Rate until such time as Lender shall have fully recouped the interest it would have otherwise been able to collect from Borrower in the absence of such applicable law or governmental regulation. During any such period of recoupment, interest collected by Lender shall first be credited to payment of current interest due at the rate specified in this Note, then any remaining interest collected shall be applied to recoupment. When Lender shall have recouped all such interest, the interest rate payable by Borrower shall revert to the rate specified in this Note. In no event, however, shall the interest rate charged hereunder ever exceed the maximum rate of interest permitted by applicable law.

     9.    Governing Law.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN
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ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE
UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN ANGELINA COUNTY, TEXAS, AND BORROWER WAIVES THE RIGHT TO BE SUED HEREON ELSEWHERE. COURTS WITHIN THE STATE OF TEXAS SHALL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN LENDER AND BORROWER, WHETHER AT LAW OR IN EQUITY, INCLUDING, BUT NOT LIMITED TO, ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION HEREWITH; AND VENUE IN ANY SUCH DISPUTE SHALL BE IN LUFKIN, TEXAS.

     10.   Attorney's Fees.  If this Note is not paid at maturity whether by
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acceleration or otherwise or is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement or other legal proceedings for collection thereof, Borrower agrees to pay Lender its collection costs, including a reasonable amount as attorney's fees, but in no event to exceed the maximum amount permitted by law.

     11.   Severability.  If any portion of this Note is declared invalid, for
           ------------
any reason, such declaration shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Note had been executed with the invalid portion thereof eliminated.

     12.   Headings.  The headings used herein are for convenience only, have no
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substantive content, may not thoroughly describe the contents of the paragraphs which they head and shall not be used in construing this Note.

     13.   Business Purpose.  The indebtedness represented by this Note (and any
           ----------------
predecessor indebtedness extended and renewed hereby) was and is for business purposes only and not for any personal, family or household purposes.

     14.   Modification, Extension and Renewal. This Note is given to correct a
           -----------------------------------
clerical error in that one certain promissory note of even date herewith in the principal amount of Fourteen Million Three Hundred Eighty Seven Thousand Six Hundred and Seven and No/100 Dollars ($14,387,607.00) which was given as a modification, extension and renewal of that one certain renewed and extended promissory note dated December 31, 1996 in the principal amount of $12,842,916.00 (the "Fourth Renewal Note"). The Fourth Renewal Note was given as a modification, extension and renewal of that one certain promissory note dated March 1, 1996 in the principal amount

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

of Eleven Million, Eight Hundred Thousand Dollars ($11,800,000.00) given by Borrower to Lender (the "Third Amended Note"). The Third Amended Note was given as a modification, extension and renewal of that one certain promissory note dated October 31, 1995 in the original amount of Eleven Million, Two Hundred Thousand Dollars ($11,200,000.00) given by Borrower to Lender (the "Second Amended Note"). The Second Amended Note was a modification, extension and renewal of that one certain renewed and extended promissory note dated October 31, 1994 in the original amount of Ten Million and 00/100 Dollars ($10,000,000.00) given by Borrower to Lender (the "First Amended Note"). The First Amended Note was a modification, extension and renewal of that one certain promissory note dated June 24, 1994 in the original amount of Ten Million and 00/100 Dollars ($10,000,000.00) given by Borrower to Lender (the "Original Note"). Borrower acknowledges that the Original Note and all of the aforementioned renewal notes have matured, and that Borrower has no claims or rights of offsets against Lender. The collateral given under the Pledge Agreement and the Security Agreement is not being released or modified.

     15.   Notices.  All notices and other communications hereunder shall be in
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writing and shall be deemed given if delivered personally or by facsimile transmission, telexed or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     Borrower:

           Polyphase Corporation
           16885 Dallas Parkway, Suite 400
           Dallas, Texas  75248
           Fax No. (972) 732-6430
           Attn:  Paul A. Tanner

     Lender:

           Harold Estes
           3409 S. Medford
           Lufkin, Texas  75091
           Fax No. (409) 639-3673

     16.   Releases.  In consideration of Lender's renewing the indebtedness
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represented by this Note, and certain other good and valuable consideration,
Borrower agrees to pay Lender a renewal fee of $150,000 on the Maturity Date and hereby expressly acknowledges and agrees that it has no setoffs, counterclaims, adjustments, recoupments, defenses, claims or actions of any character, whether contingent, non-contingent, liquidated, fixed, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, known or unknown, against Lender. To the extent Borrower may possess any such setoffs, counterclaims, adjustments, recoupments, claims, actions, grounds or causes, it hereby waives, and hereby releases Lender from any and all of such setoffs, counterclaims, adjustments, recoupments, claims, actions, grounds and causes, such waiver and release being with full knowledge and understanding of the circumstances and effects of such waiver and release and after having consulted counsel with respect thereto.

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

     IN WITNESS WHEREOF, Borrower has duly executed this note as of the day and year above first written.

                                            BORROWER:
                                            --------

                                            POLYPHASE CORPORATION


                                            By:
                                               ---------------------
                                               William E. Shatley
                                               Senior Vice President

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